Turbocharged Natural Gas™ Dual Fuel System April 9, 2014

Safe Harbor Statement The Private Securities Litigation Reform Act of 1995 provides a Safe Harbor for certain forward- looking statements, including statements made during the course of today's presentation. Such forward-looking statements are based on the company's current expectations and beliefs concerning future developments and their potential effects on the company. There can be no assurance that future developments affecting the Company will be those anticipated by American Power Group. Actual results may differ from those projected in the forward-looking statement. These forward-looking statements involve significant risks and uncertainties, some of which are beyond the control of the company and are subject to change based upon various factors. For a more detailed discussion of some of the ongoing risks and uncertainties of the company's business, I refer you to the company's various filings with Securities and Exchange Commission. 2

Key Accomplishments / Revenue Key Accomplishments • Leadership Brand Recognition • Most EPA Approvals • Broadest Engine Family Coverage • APG Dual Fuel Glider™ - HDT Top 20 Award • Expanding Dealer Network • Growing Customer Base $0 $2 $4 $6 $8 $10 $12 2010 2011 2012 2013 2014 Forecast Fiscal Year Revenue ($ shown in millions) $0.3m $1.8m $2.6m $7m $8.5+m 3

Improving APG Margins • EPA Approvals Support Growth • Strong Contribution Margins • Controlling Overhead Costs • Excellent Incremental Leverage $(0.7) $(0.1) $0.7 $2.7 $(5.1) $(5.4) $(1.8) $(0.7) $0.1 $(6.0) $(5.0) $(4.0) $(3.0) $(2.0) $(1.0) $- $1.0 $2.0 $3.0 $4.0 2010 2011 2012 2013 2014 Q1 Gross Profit EBITDA Gross Profit & EBITDA ($ shown in millions) 39% 4 $0.0

Stationary Market >$100 Million Addressed Market Oil & Gas • 300 – 500 HP: Pump Jack / Blenders • 1500HP: Vertical Drilling • 2250HP: Horizontal Fracturing Industrial • Hospital / Emergency Backup • Warehousing / Peak-Shaving • Data Center / Emergency Backup 5 Photo courtesy of and copyrighted by Halliburton

Vehicular Market >$1 Billion Addressed Markets • EPA OUL Class 8 Trucks: >10 years old or >435,000 miles • EPA IUL Class 8 Trucks: > 2 years old & <435,000 miles • Dual Fuel Glider: 2014/2015 cabs with rebuilt pre-EGR engines • International: Wide range of emission standards 6

APG International Dual Fuel Installations 7 Australia Canada China Colombia Dominican Republic Ecuador India Nigeria Turkey

WheelTime’s physical infrastructure creates a unique, high value service platform. 8 181+ Locations 3,500 Technicians 2,800 Service Bays 1,500 Service Vehicles

American Power Group North American Dealer / Installer Network 9

North American Vehicular – APG Path to Production 10 • APG complete targeted OUL & IUL EPA approvals • Expand the build-out of CNG & LNG fill-station network • WheelTime to upgrade facilities for natural gas installation & service • Early-adopter customers establish natural gas fleet strategies FY 2013 • EPA IUL approvals for newer SCR technology (2012 – 2010) • Natural gas fill-station network across the U.S. • Fleets implement their natural gas purchasing strategy FY 2014 • Full-fledged production roll-out is anticipated • Fleets begin to leverage market share through net fuel savings FY 2015 & Beyond

Commodity Component Sensitivity Currently crude oil accounts for 57% +- of the price of a gallon of diesel as compared to the commodity price of natural gas which accounts for 20%+- of the price of CNG at the pump. This implies that the volatility in crude prices will have a greater impact on pump prices than the volatility in natural gas prices at the wellhead. * Source: U.S. Government Energy Information Administration. 11 Breakdown of Diesel Pricing * Breakdown of Natural Gas Pricing * 13% 12% 18% 57% 20% 40% 20% 20%

Public Heavy Duty CNG Fueling Stations Source: US Department of Energy, Alternative Fuel Data Center. (March 2014) California, Alaska & Hawaii counts removed. Only Public HD CNG stations shown. 12

Public Heavy Duty LNG Fueling Stations* * Includes open public HD LNG stations – 36 facilities. Planned public and private station openings for 2014 (excluding California): 61 Source: US Department of Energy, Alternative Fuel Data Center. (March 2014) California, Alaska & Hawaii counts removed. 13

Key Factors to Natural Gas Success The Dual Fuel Industry is a Game-Changer 14 Abundant Natural Gas # of Fill Stations LNG CNG Competitive Tank Storage - Compressed Natural Gas (CNG) - Liquefied Natural Gas (LNG) Viable Dual Fuel Users - Economic - Environmental Diesel LNG DEF

Why APG? Markets Emerging multi-billion dollar addressable market for diesel/natural gas dual fuel technology. Leadership APG has developed a recognized leadership position in both vehicular and stationary markets. Industry leading 453 OUL EPA approvals for six of the most popular Class 8 engines More than 10X the closest competitor many of which have given up meeting emissions. Lead the cause to establish EPA Memo 1A testing for stationary oil & gas markets. Best digitally controlled natural gas compliance and emission software in the industry. Customer Economics Typical 15%-35% net annual fuel savings is a game changer. Class 8 trucks saving $ .15 to $ .25 per mile - nothing matches it. Normal oil and maintenance cycles. Lowest cost of initial ownership. Favorable financing options. Customer Flexibility Seamlessly return to 100% diesel operation – eliminate range anxiety. Agnostic to horsepower and engine model – no loss of power & torque. End-of-Life: Can transfer APG system and tank to next approved vehicle. Reliable Scalability Unparalleled Dealer/Installer/Service Network across U.S. and Canada. Virtual Manufacturing Capacity: Tier I material suppliers can meet any and all rates of growth. 15

APG’s Freedom of Choice “APG’s dual fuel flexibility empowers the diesel engine owner to enjoy favorable fuel savings with diesel-like performance today while at the same time providing a safety net to return to original diesel engine operation as a hedge against future unknown risks.” “No other natural gas fueling system delivers this much freedom of choice at the lowest total cost of ownership.” 16